Exhibit 99.2

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571

www.laredopetro.com

Laredo Petroleum Announces Offering of Senior Notes

TULSA, OK - July 12, 2021 - Laredo Petroleum, Inc., a Delaware corporation (NYSE: LPI) ("Laredo" or the "Company"), announced today that it intends, subject to market conditions, to offer $400 million in aggregate principal amount of senior unsecured notes due 2029 (the "notes") in a private offering to eligible purchasers. The Company intends to use the net proceeds from the offering, if completed, for general corporate purposes, including, repaying a portion of the borrowings outstanding under the Company’s senior secured credit facility.

The notes and the related guarantees to be offered have not and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The notes and the related guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States pursuant to Regulation S under the Securities Act. This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the notes or the guarantees, nor shall there be any sale of the notes or the guarantees in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

About Laredo

Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin in West Texas.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including statements regarding the size and expected use of the offering. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant and that the notes may not ultimately be offered. General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the increase in service and supply costs, tariffs on steel, pipeline transportation constraints in the Permian Basin, hedging activities, possible impacts of litigation and regulations, the suspension or discontinuance of share repurchases at any time and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020, Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on May 11, 2021, and those set forth from time to time in other filings with the SEC. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

Investor Contact:

Ron Hagood

918.858.5504

rhagood@laredopetro.com

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